Exhibit 10.3
AMENDMENT NO. 1 TO CREDIT AGREEMENT
     AMENDMENT NO. 1 TO CREDIT AGREEMENT dated as of July 6, 2005 (this “Amendment”) among (a) Cardtronics, Inc., a Delaware corporation (the “Borrower”), (b) Cardtronics, LP, a Delaware limited partnership, Cardtronics GP, Inc., a Delaware corporation, and Cardtronics LP, Inc., a Delaware corporation (collectively, the “Guarantors”), (c) the lenders party to the Credit Agreement referred to below (the “Lenders”), and (d) BNP Paribas, as administrative agent (the "Administrative Agent”) for the Lenders.
     PRELIMINARY STATEMENTS:
     (1) The Borrower, the Guarantors, the Lenders, the Administrative Agent and others have entered into a Third Amended and Restated First Lien Credit Agreement dated as of May 17, 2005 (the "Credit Agreement”; capitalized terms used herein and not otherwise defined in this Amendment being used herein as defined in the Credit Agreement);
     (2) The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement as provided herein;
     (3) The Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as set forth below;
     (4) NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Amendments to Credit Agreement. Upon, and subject to, the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
     (a) Section 8.12(a) of the Credit Agreement is amended and restated in full to read as follows:
     ”(a) Total Leverage Ratio. The Borrower will not permit at any time the ratio of (i) Total Debt of the Borrower and its Subsidiaries on a consolidated basis at such time to (ii) Acquisition EBITDA of the Borrower and its Subsidiaries on a consolidated basis (such ratio being the “Total Leverage Ratio”), to be greater than the ratio set forth below for each corresponding period set forth below:

Four (4) Quarter Period Ending:	Ratio:
June 30, 2005	5.00:1.00
September 30, 2005	5.00:1.00
December 31, 2005	5.00:1.00
March 31, 2006	4.75:1.00

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Four (4) Quarter Period Ending:	Ratio:
June 30, 2006	4.75:1.00
September 30, 2006	4.75:1.00
December 31, 2006	4.50:1.00
March 31, 2007	4.50:1.00
June 30, 2007	4.25:1.00
September 30, 2007	4.25:1.00
December 31, 2007 and each fiscal quarter-end thereafter	3.75:1.00
provided, however, that upon the issuance of Permanent Securities consisting of senior subordinated unsecured debt securities, the table set forth above shall be replaced, to the extent applicable, by the following table:

Four (4) Quarter Period Ending:	Ratio:
June 30, 2005	5.50:1.00
September 30, 2005	5.50:1.00
December 31, 2005	5.50:1.00
March 31, 2006	5.50:1.00
June 30, 2006	5.50:1.00
September 30, 2006	5.25:1.00
December 31, 2006	5.25:1.00
March 31, 2007	5.25:1.00
June 30, 2007	5.00:1.00
September 30, 2007	5.00:1.00
December 31, 2007	5.00:1.00
March 31, 2008	5.00:1.00
June 30, 2008	4.75:1.00
September 30, 2008	4.75:1.00
December 31, 2008	4.75:1.00
March 31, 2009	4.75:1.00
June 30, 2009 and each fiscal quarter-end thereafter	4.50:1.00
”
     SECTION 2. Conditions of Effectiveness of Amendment. (a) The amendment to the Credit Agreement set forth in Section 1 shall become effective on the date (the “First Amendment Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment executed by (i) the Borrower and each Loan Party, (ii) the Administrative Agent, and (iii) the Requisite Lenders, or, as to any of the foregoing parties, advice satisfactory to the Administrative Agent that each of the foregoing parties has executed this Amendment.
     SECTION 3. Representations and Warranties. The Borrower represents and warrants as follows:
     (a) The execution, delivery and performance by each of the Borrower and each of the other Loan Parties of this Amendment and the consummation of the transactions

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contemplated hereby are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) its charter or by-laws or (ii) any law or any contractual restriction binding on or affecting it the contravention of which would be reasonably likely to have a Material Adverse Effect.
     (b) After giving effect to this Amendment, the representations and warranties contained in each of the Loan Documents are correct in all material respects on and as of the date hereof as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date).
     (c) After giving effect to this Amendment, no event shall have occurred and be continuing that constitutes a Default.
     SECTION 4. Reference to and Effect on the Credit Agreement and the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
     (b) Each of the Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Guaranty does and shall continue to guarantee the Guaranteed Obligations, in each case, as amended by this Amendment.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.
     SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
     [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower CARDTRONICS, INC.
By	/s/ J. Chris Brewster
	Name:	J. Chris Brewster
	Title:	Chief Financial Officer

Guarantors CARDTRONICS, LP
By:	CARDTRONICS GP, INC., its general partner

By:	/s/ J. Chris Brewster
Name: J. Chris Brewster
Title: Chief Financial Officer

CARDTRONICS GP, INC.
By	/s/ J. Chris Brewster
	Name:	J. Chris Brewster
	Title:	Chief Financial Officer

CARDTRONICS LP, INC.
By	/s/ Peter J. Winnington
	Name:	Peter J. Winnington
	Title:	President

BNP PARIBAS, as Administrative Agent
By	/s/ Sean Davenport
	Name:	Sean Davenport
	Title:	Director

By	/s/ Matthew Wyatt
	Name:	Matthew Wyatt
	Title:	Vice President

Bank of America, N.A.,
as Syndication Agent

By	/s/ David A. Batson
	Name:	David A. Batson
	Title:	Vice President